UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 25, 2006, Century Aluminum Company (the “Company”) reported that Century Aluminum of West Virginia, Inc. (“CAWV”), a wholly-owned subsidiary of the Company, has initiated the restart of the potline that was shut down on July 29, 2006 due to the receipt of a 72-Hour Notice of Termination of Extension Agreement and Intent to Strike the Employer from the United Steelworkers Local 5668-04. Anticipated restart costs will total approximately $4 million in the third quarter. The Company expects that the affected potline will be capable of producing at its rated capacity by the end of December 2006. A copy of the Company’s press release regarding the restart of the potline is attached as Exhibit 99.1 and is incorporated herein by reference.

Century Aluminum Company, the parent of CAWV, owns primary aluminum capacity in the United States and Iceland, as well as an ownership stake in alumina and bauxite assets in the United States and Jamaica. Century’s corporate offices are located in Monterey, California.

The information in this Form 8-K and the exhibits attached hereto may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about the Company’s risks, uncertainties and assumptions (including risks relating to union disputes) can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being furnished with this report pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press Release, dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	September 25, 2006	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen Title: Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit Number	Description
99.1	Press Release, dated September 25, 2006

Exhibit 99.1

MONTEREY, CA -- (MARKET WIRE) -- September 25, 2006 -- Century Aluminum Company (NASDAQ: CENX) reported today that the company has initiated the restart of the potline at Century Aluminum of West Virginia's Ravenswood reduction facility that was shut down on July 29 as a result of a notice to strike by the United Steelworkers. A three-year labor agreement with the union was subsequently ratified on August 5.

Each of the company's four potlines at Ravenswood has a rated capacity of approximately 42,500 tonnes per year. The company expects that the affected potline will be capable of producing at its rated capacity by the end of December 2006.

The company continues to anticipate that direct restart costs will total approximately $4 million. Major restart cost items include pot relining, anode replacement and excess power consumed during the restart phase. The company estimates that lost production from the shutdown will total about 12,000 tonnes, with approximately 75% of the production loss occurring in the third quarter.

Century Aluminum Company, the parent of Century Aluminum of West Virginia, owns primary aluminum capacity in the United States and Iceland, as well as an ownership stake in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Monterey, California
Michael Dildine
831-642-9364
mdildine@centuryca.com